EXHIBIT 99.1

99 CENTS ONLY STORES(R) REPORTS FOURTH QUARTER 2003 TOTAL SALES OF $247.5 MILLION, UP 17.4% FROM FOURTH QUARTER 2002. FOURTH QUARTER 2003 RETAIL SALES WERE $236.0 MILLION, UP 18.9% FROM 2002.

     CITY OF COMMERCE, CA - JANUARY 8, 2004 -- 99 CENTS ONLY STORES(R) (NYSE:NDN) REPORTS TOTAL SALES OF $247.5 MILLION FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2003. THIS REPRESENTS AN INCREASE OF 17.4% OVER FOURTH QUARTER 2002. FOURTH QUARTER 2003 RETAIL SALES FOR 99 CENTS ONLY STORES WERE $236.0 MILLION, UP 18.9% FROM 2002.

     TOTAL SALES FOR THE YEAR ENDED DECEMBER 31, 2003 WERE $862.5 MILLION, UP 20.8% OVER LAST YEAR. TOTAL RETAIL SALES FOR THE YEAR WERE $816.3 MILLION, UP
23.0%  OVER  2002.

     THE COMPANY ADDED 15 STORES IN THE FOURTH QUARTER INCLUDING SEVEN IN HOUSTON, TEXAS. IN 2003, THE COMPANY ADDED 38 STORES INCLUDING 17 IN THE HOUSTON AREA. THE COMPANY CURRENTLY HAS 189 STORES IN FOUR STATES.

     SAME-STORE-SALES  INCREASED  MODESTLY  BY 0.3% DURING THE FOURTH QUARTER OF
2003. A WEAKER THAN EXPECTED DECEMBER PULLED DOWN COMP-STORE-SALES FOR THE QUARTER. SAME-STORE-SALES WERE UP 4.5% FOR THE FULL YEAR 2003.

     FOR 99 CENTS ONLY STORES OPEN ALL OF 2003, THE AVERAGE NET SALES PER SALEABLE SQUARE FOOT WAS $308 AND THE AVERAGE ANNUAL NET SALES PER STORE WAS A RECORD $4.9 MILLION.

     BARGAIN WHOLESALE SALES FOR THE FOURTH QUARTER OF 2003 WERE $11.5 MILLION VERSUS $12.2 MILLION FOR THE FOURTH QUARTER OF 2002. BARGAIN WHOLESALE SALES REPRESENT 4.6% OF FOURTH QUARTER 2003 TOTAL SALES. BARGAIN WHOLESALE SALES FOR THE YEAR WERE $46.1 MILLION, WHICH REPRESENTED 5.8% OF TOTAL SALES.

     "WE ARE PLEASED TO ANNOUNCE CONTINUED STRONG RETAIL SALES GROWTH FOR THE FOURTH QUARTER AND THE 2003 YEAR," SAID PRESIDENT ERIC SCHIFFER. "THE MODEST QUARTERLY SAME-STORE-SALES INCREASE BENEFITED FROM A 2.2% INCREASE IN TRAFFIC, BUT THIS INCREASE WAS MORE THAN OFFSET BY A DECLINE IN THE AVERAGE TICKET. THE AVERAGE TICKET WAS HURT BY SEVERAL FACTORS INCLUDING A TEMPORARY DISCONTINUANCE OF EGGS AND BUTTER IN DECEMBER DUE TO DRAMATIC PRICE INCREASES. AS OF TODAY, EGGS ARE BACK IN OUR STORES AND BUTTER WILL BE THERE BY THIS WEEKEND.

     WE REMAIN EXCITED ABOUT OUR STORE MODEL AND BELIEVE THAT IN TEXAS, AS WELL AS ALL OF OUR OTHER NEWER MARKETS, WE ARE STEADILY INCREASING CUSTOMER AWARENESS THROUGH OUR HIGH QUALITY, EXCELLENT VALUES AND BROAD SELECTION OF CONSUMABLE MERCHANDISE.

     THE FIRST TEXAS STORES WERE OPENED IN HOUSTON ON JUNE 19, 2003. CURRENTLY, THE COMPANY HAS 17 STORES IN HOUSTON. WE ARE ENCOURAGED THAT THE AVERAGE SALES TICKET IN TEXAS THUS FAR REMAINS HIGHER THAN IN OUR NON-TEXAS STORES.

     WE PLAN TO OPEN 10 TO 12 STORES IN THE FIRST QUARTER OF 2004 AND 48 FOR THE YEAR, WHICH EQUATES TO A 25% ANNUAL STORE GROWTH RATE. THE COMPANY WILL RELEASE EARNINGS ON FEBRUARY 4, 2004 AT 5:30 AM PACIFIC TIME. AN 8:00 AM PACIFIC TIME CONFERENCE CALL WILL FOLLOW THE EARNINGS RELEASE. THE CALL-IN NUMBER IS 206-315-1857 AND THE REPLAY NUMBER IS 913-383-5767, PASSCODE 4071."

     99 CENTS ONLY STORES(R), THE NATION'S OLDEST EXISTING ONE-PRICE RETAILER, OPERATES 189 RETAIL STORES, IN CALIFORNIA, TEXAS, ARIZONA AND NEVADA AND A WHOLESALE DIVISION CALLED BARGAIN WHOLESALE. ITS NEWEST STORE AND FIRST STORE IN TUCSON, ARIZONA OPENED TODAY. THE COMPANY'S NEXT HOUSTON STORE IS SET TO OPEN ON JANUARY 22 AND ITS FIRST DALLAS AREA STORE ON JANUARY 29 IN


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GARLAND, TEXAS. 99 CENTS ONLY STORES(R) FEATURES COMPELLING VALUES ON NAME-BRAND
CONSUMABLES  IN  ATTRACTIVELY  MERCHANDISED  STORES.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, AS REFERENCED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, CHANGES IN THE COMPETITIVE MARKET PLACE, GENERAL ECONOMIC CONDITIONS, FACTORS AFFECTING THE RETAIL INDUSTRY IN GENERAL, THE TIMING OF NEW STORE OPENINGS, THE ABILITY OF THE COMPANY TO ACQUIRE
INVENTORY AT FAVORABLE COSTS AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

NOTE TO EDITORS:   99 CENTS ONLY STORES(R) NEWS RELEASES AND INFORMATION
AVAILABLE ON THE WORLD WIDE WEB AT HTPP://WWW.99ONLY.COM

CONTACT: 99 CENTS ONLY STORES(R), CITY OF COMMERCE, CALIFORNIA, ANDY FARINA, CFO, 323/881-9933

                              --99--


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